UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700

Irvine, California  92612

     (Address of Principal Executive Offices) (Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 8, 2017, First Foundation Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) for a loan in an aggregate amount not to exceed $25,000,000 with NexBank SSB, a Texas savings bank (the “Lender”). The Loan Agreement sets forth the terms of certain revolving loans to be provided by the Lender to the Company from time to time during the term of the Loan Agreement. The maturity date of the Loan Agreement is February 8, 2022, unless terminated earlier pursuant to the terms of the Loan Agreement; provided that, pursuant to the terms set forth in the Loan Agreement, the Company may, subject to certain conditions, extend the maturity date (on no more than two successive occasions) to a date that is 364 days after the then-effective maturity date. Loans outstanding under the Loan Agreement bear interest at the rate equal to the sum of (a) 90 day LIBOR for the then-current LIBOR Reset Period (as defined in the Loan Agreement) plus (b) 350 basis points (3.50%). Proceeds of the loans extended by the Lender to the Company under the Loan Agreement will be used by the Company for working capital and general corporate purposes, including the contribution of capital to its subsidiaries.

The Loan Agreement contains certain financial and non-financial covenants, which include, but are not limited to, a minimum leverage ratio, a minimum total risk-based capital ratio, a maximum non-performing assets to net capital ratio, a maximum classified assets to tier 1 capital ratio, a minimum fixed charge coverage ratio, restrictions on indebtedness, liens, and investments, and places limits on restricted payments.  Some of the covenants also apply to First Foundation Bank, a wholly owned subsidiary of the Company (the “Bank”).

The Loan Agreement also contains customary events of default, including, but not limited to, failure to pay principal or interest, the commencement of certain bankruptcy proceedings, and certain adverse regulatory events affecting the Company or the Bank. Upon the occurrence of an event of default under the Loan Agreement, the Company’s obligations under the Loan Agreement may be accelerated.

The Company’s obligations under the Loan Agreement are secured pursuant to the Pledge and Security Agreement, dated as of February 8, 2017, by and between the Company and the Lender (the “Pledge and Security Agreement”), by a first priority security interest in all of the outstanding capital stock of the Bank.

A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and a copy of the Pledge and Security Agreement is attached hereto as Exhibit 10.2, and the Loan Agreement and the Pledge and Security Agreement are each incorporated herein by reference The foregoing descriptions of the Loan Agreement and the Pledge and Security Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 10.2, as applicable.

A copy of the press release issued by the Company related to Loan Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description

10.1	Loan Agreement, dated as of February 8, 2017, by and between First Foundation Inc. and NexBank SSB.
10.2	Pledge and Security Agreement, dated as of February 8, 2017, by and between First Foundation Inc. and NexBank SSB.
99.1	Press Release dated February 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: February 9, 2017	By:	/s/ JOHN M. MICHEL
John M. Michel Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Loan Agreement, dated as of February 8, 2017, by and between First Foundation Inc. and NexBank SSB.
10.2	Pledge and Security Agreement, dated as of February 8, 2017, by and between First Foundation Inc. and NexBank SSB.
99.1	Press Release dated February 8, 2017.